Exhibit 10.6

Form of Additional Voting Commitment

DATE: September 9, 2022

TO:	Holders who entered into Reprice Letter Agreements with NovaBay Pharmaceuticals, Inc.

To Whom It May Concern:

NovaBay Pharmaceuticals, Inc. (the “Company”) has entered into letter agreements, dated September 9, 2022 (the “Reprice Letter Agreements”), with certain warrant holders in connection with two separate warrant reprice transactions, which provide for, among other terms, amendments to outstanding Common Stock purchase warrants that are exercisable into shares of Company common stock, par value $0.01 per share (“Common Stock”). These Common Stock purchase warrants were originally issued by the Company in the following transactions:

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July 2020 Warrant Reprice. The Company issued Common Stock purchase warrants to a limited number of accredited investors (the “July 2020 Investors”) in connection with the Company’s warrant reprice transaction that closed on July 23, 2020 (the “July 2020 Original Warrants”).

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November 2021 Private Placement. The Company also issued Common Stock purchase warrants to a limited number of accredited investors (the “November 2021 Investors”) in connection with the Company’s private placement financing transaction that closed on November 2, 2021 (the “November 2021 Original Warrants” and, together with the July 2020 Original Warrants, collectively, the “Original Warrants”).

The amendments to the Original Warrants as contemplated by the Reprice Letter Agreements entered into with certain November 2021 Investors (the “2021 Participants”) and with certain July 2020 Investors (the “2020 Participants” and together with the 2021 Participants, collectively, the “Participants”) as well as the transactions and agreements provided in the Reprice Letter Agreements are collectively referred to as the “Warrant Reprice Transactions”. A summary of certain terms of the Warrant Reprice Transactions is included as Attachment A.

As part of the Warrant Reprice Transactions and pursuant to the terms of the Reprice Letter Agreements, the Company is required, among its other obligations, to call a special meeting of the Company’s stockholders (“Special Meeting”) at the earliest practical date, and in any event on or before the 75th day following the closing date of the Warrant Reprice Transactions, to seek stockholder approval of (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of Common Stock, which reverse stock split shall have a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares, as the case may be, of Common Stock shall be combined to become 1 share of Common Stock) (the “Stockholder Approval”) and (ii) additional proposals that may be required by the rules of the NYSE American (the “Additional Stockholder Approvals”). In addition, pursuant to the Reprice Letter Agreements, the Company is required to secure voting commitments from all of its executive officers, directors and significant stockholders (including stockholders holding more than 10% of issued and outstanding shares of Common Stock, Pioneer Pharma (Hong Kong) Company Ltd. and Jian Ping Fu) to vote their shares of Common Stock in favor of the Stockholder Approval and any Additional Stockholder Approvals. The 2021 Participants and 2020 Participants will also execute such voting commitments. If the Company does not obtain Stockholder Approval (and, if applicable, any Additional Stockholder Approvals) at the Special Meeting, it must call additional meetings every four months thereafter until such Stockholder Approval is approved. Concurrently with the Warrant Reprice Transactions, the Company is also entering into definitive agreements providing for the issuance and sale of Units (consisting of the Company’s Series C Non-Voting Convertible Preferred Stock, Series A-1 Warrants to purchase Common Stock and Series A-2 Warrants to Purchase Common Stock) in a private offering to accredited investors (the “2022 Private Offering”). The Stockholder Approval is a condition to the closing of the 2022 Private Offering.

In connection with the Warrant Reprice Transactions, the undersigned confirms and agrees that the undersigned will vote all shares of Common Stock, or other Company voting stock, over which the undersigned has voting control, in favor of the Stockholder Approval and any Additional Stockholder Approvals at the Special Meeting (or any subsequently called meeting of Company’s stockholders called for this purpose), as provided in the Reprice Letter Agreements. The Board of Directors of the Company has established the record date for this Special Meeting to be September 13, 2022.

This commitment and agreement is being given by the undersigned in furtherance of the Warrant Reprice Transactions and to support the Company’s compliance with its covenants under the Reprice Letter Agreements, and is not revocable by the undersigned. Until such time as the Stockholder Proposal (and, if applicable, any Additional Stockholder Approvals) is approved by Company stockholders, the amended 2020 Original Warrants and the amended 2021 Original Warrants that have not been exercised will not be further exercisable until after such approvals are obtained.

This letter is intended for the benefit of the Participants and the Company (to satisfy its obligation under the Reprice Letter Agreements with the Participants) and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

By:
Name of Stockholder:

Number of shares of Common Stock (and other voting shares) over which I have voting control as of the date hereof (which number may increase or decrease after the date hereof and prior to the record date of any such stockholder meeting): _________________

ATTACHMENT A

The following is a brief overview of certain material financial terms of the Warrant Reprice Transactions. You are encouraged to contact the Company for any additional information that you may require relating to the Warrant Reprice Transactions or otherwise.

Amendments to the Original Warrants

Pursuant to the terms of the Reprice Letter Agreements entered into with certain November 2021 Investors (the “2021 Participants”) and certain July 2020 Investors (the “2020 Participants” and together with the 2021 Participants, collectively, the “Participants”), the July 2020 Original Warrants and the November 2021 Original Warrants of each Participant are being amended to provide for the following terms summarized below.

●	Reducing the Exercise Price: The exercise price for the July 2020 Original Warrants and the November 2021 Original Warrants will each be reduced to $0.18 (the “Reduced Exercise Price”).

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Limitation on Future Exercise: The amended July 2020 Original Warrants include a new restriction (the “Exercise Restriction”) on the holder’s ability to exercise their unexercised shares of Common Stock, until the later to occur of (i) six months or (ii) the date on which the Stockholder Approval (as defined and discussed below) has been obtained at a meeting of Company stockholders and such approval becomes effective under the laws of the State of Delaware (the “Stockholder Approval Date”). The amended 2021 Original Warrants and the amended 2021 Original Warrant will permit the Initial Warrant Exercise by the 2021 Participants and by any 2020 Participants, respectively, as discussed below, however, after such Initial Warrant Exercise, such warrants will be subject to the same Exercise Restriction.

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Extending the Termination Date: The Termination Date of the November 2021 Original Warrants being extended by approximately seven months to September 11, 2028. No such extension was made to the July 2020 Original Warrants.

Warrant Exercise and New Warrant for Certain Participants

In addition to amendment to the 2021 Original Warrant and 2020 Original Warrant, the Letter Agreements with the 2021 Participants also provided for the 2021 Participants to exercise 25% of the shares of Common Stock underlying their 2021 Original Warrants (the “2021 Initial Warrant Exercise”) and the Letter Agreements with the 2020 Participants also provided each 2020 Participant with the option to exercise all or a portion of its amended 2020 Original Warrants (the “2020 Initial Warrant Exercise”, and together with the 2021 Initial Warrant Exercise, the “Initial Warrant Exercise”). Related to this Initial Warrant Exercise, the 2021 Participants and such 2020 Participants that elected to make a cash exercise of its amended 2020 Original Warrants received a new Common Stock Purchase Warrant to purchase up to a number of shares of Common Stock equal to 100% of the number of shares of Common Stock that were received as part of the Initial Warrant Exercise (such warrants, the “New Warrants”). Such New Warrants are in substantially the same form and terms (as updated by the reprice transaction) as the November 2021 Original Warrants and July 2020 Original Warrants and have an exercise price equal to the Reduced Exercise Price and have a term of six years form the date of issuance.